SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                                 (Amendment No.)


Filed by the Registrant                       [X]
Filed by a party other than the Registrant    [ ]
Check the appropriate box:
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         14a-6(e)(2))
   [X]   Definitive Proxy Statement
   [ ]   Definitive Additional Materials
   [ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                    Westborough Financial Services, Inc.
-----------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


-----------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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

                                       December 28, 2001

Dear Shareholder:

      You are cordially invited to attend the year 2002 Annual Meeting of Shareholders of Westborough Financial Services, Inc., the holding company for The Westborough Bank, which will be held on January 31, 2002 at 3:00 p.m., local time, at the Wyndham Westborough Hotel located at 5400 Computer Drive, Westborough, Massachusetts 01581 (the "Annual Meeting").

      The attached Notice of Annual Meeting and proxy statement describe the formal business that we will transact at the Annual Meeting. In addition to the formal items of business, management will report on the operations and activities of Westborough Financial Services and Westborough Bank and you will have an opportunity to ask questions.

      The Board of Directors of Westborough Financial Services has determined that an affirmative vote on each matter to be considered at the Annual Meeting is in the best interests of Westborough Financial Services and its shareholders and unanimously recommends a vote "FOR" each of these matters.

      Please complete, sign and return the enclosed proxy card promptly, whether or not you plan to attend the Annual Meeting. Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting in person at the Annual Meeting but will assure that your vote is counted if you cannot attend.

      On behalf of the Board of Directors and the employees of Westborough Financial Services and Westborough Bank, we thank you for your continued support and look forward to seeing you at the Annual Meeting.

                                       Sincerely yours,

                                       /s/ Joseph F. MacDonough

                                       Joseph F. MacDonough
                                       President and Chief Executive Officer

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                  Date:   Thursday, January 31, 2002
                  Time:   3:00 p.m., local time
                  Place:  Wyndham Westborough Hotel
                          5400 Computer Drive
                          Westborough, Massachusetts 01581

       At our 2002 Annual Meeting, we will ask you to:

      1. Elect five directors to serve for a three-year term to expire at the 2005 Annual Meeting. The following five directors are the Board of Directors' nominees:

            * Edward S. Bilzerian   * Paul F. McGrath   * Charlotte C. Spinney
            * Phyllis A. Stone      * James E. Tashjian

      2. Approval of Article IX of the Westborough Financial Services, Inc. 2001 Stock Option Plan, allowing for, among other things, acceleration of vesting upon retirement or change in control;

      3. Approval of Article X of the Westborough Financial Services, Inc. 2001 Recognition and Retention Plan, allowing for, among other things, acceleration of vesting upon retirement or change in control;

      4. Ratify the appointment of Wolf & Company, P.C. as our independent public accountant for the fiscal year ending September 30, 2002; and

      5. Transact any other business as may properly come before the Annual Meeting.

      You may vote at the Annual Meeting if you were a shareholder of Westborough Financial Services at the close of business on December 7, 2001, the record date.

                                       By Order of the Board of Directors,

                                       /s/ John L. Casagrande

                                       John L. Casagrande
                                       Clerk

Westborough, Massachusetts
December 28, 2001

===========================================================================
You are cordially invited to attend the Annual Meeting. It is important that your shares be represented regardless of the number of shares you own. The Board of Directors urges you to sign, date and mark the enclosed proxy card promptly and return it in the enclosed envelope. Returning the proxy card will not prevent you from voting in person if you attend the Annual Meeting.
===========================================================================

                             GENERAL INFORMATION

GENERAL

      Westborough Financial Services, Inc. is a Massachusetts-chartered stock holding company, which owns all the capital stock of The Westborough Bank. In February 2000, Westborough Bank reorganized into the mutual holding company structure and Westborough Financial Services conducted an initial public offering of its common stock. As used in this proxy statement, "we," "us" and "our" refer to Westborough Financial Services and/or its subsidiaries, depending on the context. The term "Annual Meeting," as used in this proxy statement, includes any adjournment or postponement of such meeting.

      We have sent you this proxy statement and enclosed proxy card because the Board of Directors is soliciting your proxy to vote at the Annual Meeting. This proxy statement summarizes the information you will need to know to cast an informed vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. You may simply complete, sign and return the enclosed proxy card and your votes will be cast for you at the Annual Meeting. This process is described below in the section entitled "Voting Rights."

      We began mailing this proxy statement, the Notice of Annual Meeting and the enclosed proxy card on or about December 28, 2001 to all shareholders entitled to vote. If you owned common stock of Westborough Financial Services at the close of business on December 7, 2001, the record date, you are entitled to vote at the Annual Meeting. On the record date, there were 1,581,374 shares of common stock outstanding.

QUORUM

      A quorum of shareholders is necessary to hold a valid meeting. If the holders of at least a majority of the total number of the outstanding shares of common stock entitled to vote are represented in person or by proxy at the Annual Meeting, a quorum will exist. We will include proxies marked as abstentions and broker non-votes to determine the number of shares present at the Annual Meeting.

VOTING RIGHTS

      You are entitled to one vote at the Annual Meeting for each share of the common stock of Westborough Financial Services that you owned as of record at the close of business on December 7, 2001. The number of shares you own (and may vote) is listed at the top of the back of the proxy card.

      You may vote your shares at the Annual Meeting in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot, which we will provide to you at the Annual Meeting. To vote by proxy, you must complete, sign and return the enclosed proxy card. If you properly complete your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares FOR each of the proposals identified in the Notice of the Annual Meeting.

      If any other matter is presented, your proxy will vote the shares represented by all properly executed proxies on such matters as a majority of the Board of Directors determines. As of the date of this proxy statement, we know of no other matters that may be presented at the Annual Meeting, other than those listed in the Notice of the Annual Meeting.

VOTE BY WESTBOROUGH BANCORP, MHC

      Westborough Bancorp, MHC is the holding company of Westborough Financial Services which was formed pursuant to the reorganization of Westborough Bank to a mutual holding company structure on February 15, 2000. As indicated under "Security Ownership of Certain Beneficial Owners and Management," Westborough Bancorp, MHC owns 65%, or 1,027,893 shares, of the outstanding common stock of Westborough Financial Services.

      All shares of common stock owned by Westborough Bancorp, MHC will be voted in accordance with the instructions of the Board of Trustees of Westborough Bancorp, MHC. Westborough Bancorp, MHC is expected to vote such shares "FOR" Proposals 1, 2, 3 and 4.

VOTE REQUIRED

Proposal 1:                      The nominees for director who receive the
Election of                      most votes will be elected.  So, if you do
Directors                        not vote for a nominee, or you indicate
                                 "withhold authority" for any nominee on
                                 your proxy card, your vote will not count
                                 "for" or "against" the nominee. You may not vote your shares cumulatively for the election of directors.

Proposals 2, 3 and 4:            Approval of each proposal requires the
Approval of Article IX of        affirmative vote of a majority of the
the 2001 Stock Option Plan;      outstanding shares of our common stock.
Article X of the 2001            So, if you "abstain" from voting, it has
Recognition and Retention        the same effect as if you voted "against"
Plan; and Ratification of the    these proposals.
Independent Accountants

EFFECT OF BROKER NON-VOTES

      If your broker holds shares that you own in "street name," the broker may vote your shares on the proposals listed above even if the broker does not receive instructions from you. If your broker does not vote on a proposal, this will constitute a "broker non-vote." Here is the effect of a "broker non-vote."

* Proposal 1: Election of Directors. A broker non-vote would have no effect on the outcome of this proposal because only a plurality of votes cast is required to elect a director.

* Proposals 2, 3 and 4: Approval of Article IX of the 2001 Stock Option Plan, Approval of Article X of the 2001 Recognition and Retention Plan and Ratification of the Independent Auditors. A broker non-vote will have the effect of a vote against these proposals.

CONFIDENTIAL VOTING POLICY

      Westborough Financial Services maintains a policy of keeping shareholder votes confidential. We only let our Inspector of Election examine the voting materials. We will not disclose your vote to management unless it is necessary to meet legal requirements. We will, however, forward any written comments that you may have to management.

REVOKING YOUR PROXY

      You may revoke your proxy at any time before it is exercised by:

      *     Filing with the Clerk a letter revoking the proxy;
      *     Submitting another signed proxy with a later date; or
      * Attending the Annual Meeting and voting in person, provided you file a written revocation with the Secretary of the Annual Meeting prior to the voting of such proxy.

      If your shares are not registered in your own name, you will need appropriate documentation from your shareholder of record to vote personally at the Annual Meeting. Examples of such documentation include a broker's statement, letter or other document that will confirm your ownership of shares of Westborough Financial Services.

SOLICITATION OF PROXIES

      Westborough Financial Services will pay the costs of soliciting proxies from its shareholders. Directors, officers or employees of Westborough Financial Services and Westborough Bank may solicit proxies by:

      *     mail;
      *     telephone; or
      *     other forms of communication.

      We will also reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

      Our directors, officers and employees have been granted stock options and restricted stock awards under the Westborough Financial Services, Inc. 2001 Stock Option Plan and the Westborough Financial Services, Inc. 2001 Recognition and Retention Plan, respectively. Currently, the vesting of stock options and restricted stock awards may be accelerated only upon the death or disability of the participant. In certain cases, the stock options and restricted stock awards will be permitted to vest upon the retirement of such person or a change in control, as defined in the plans, of Westborough Financial Services if the amendments being presented for approval in Proposals 2 and 3, respectively, are approved by shareholders. As a result, certain of our directors, officers and employees have a personal interest in the outcome of the vote on Proposals 2 and 3.

OBTAINING AN ANNUAL REPORT ON FORM 10-KSB

      If you would like a copy of our Annual Report on Form 10-KSB and audited financials for the year ended September 30, 2001, which will be filed with the Securities and Exchange Commission ("SEC"), we will send you one (without exhibits) free of charge. Please write to:

      John L. Casagrande, Clerk
      Westborough Financial Services, Inc.
      100 East Main Street
      Westborough, Massachusetts 01581

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL SHAREHOLDERS OF WESTBOROUGH FINANCIAL SERVICES

      The following table contains common stock ownership information for persons known to Westborough Financial Services to "beneficially own" 5% or more of Westborough Financial Services's common stock as of December 7, 2001. In general, beneficial ownership includes those shares that a person has the power to vote, sell, or otherwise dispose. Beneficial ownership also includes the number of shares which an individual has the right to acquire within 60 days (such as stock options) after December 7, 2001. Two or more persons may be considered the beneficial owner of the same shares. We obtained the information provided in the following table from filings with the SEC and with Westborough Financial Services. In this proxy statement, "voting power" is the power to vote or direct the voting of shares, and "investment power" includes the power to dispose or direct the disposition of shares.


                                                        Amount and Nature of
                         Name and Address of                 Beneficial
Title of Class             Beneficial Owner                 Ownership(1)         Percent
--------------           -------------------            --------------------     -------

Common Stock       Westborough Bancorp, MHC
$.01 par value     100 East Main Street
                   Westborough, Massachusetts 01581          1,027,893            65.0%

--------------------
<F1>  As reported by Westborough Bancorp, MHC in a Schedule 13D dated
      February 15, 2000, which reported sole voting and dispositive power with respect to 1,027,893 shares.

SECURITY OWNERSHIP OF MANAGEMENT

      The following table shows the number of shares of Westborough Financial Services's common stock, par value $0.01 per share beneficially owned by each director, and all directors and executive officers of Westborough Financial Services as a group, as of December 7, 2001. The percent of common stock outstanding was based on a total of 1,581,374 shares of Westborough Financial Services's common stock outstanding as of December 7, 2001, plus shares of common stock which such person or group has the right to acquire within 60 days after December 7, 2001, by the exercise of stock options. Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of common stock listed next to their name.


                                        Position with            Amount and
                                   Westborough Financial            Nature        Percent of
                                  Services and Westborough      of Beneficial    Common Stock
           Name                             Bank                 Ownership(1)    Outstanding
---------------------------       ------------------------      -------------    ------------

Nelson P. Ball                 Director                              650(2)           *
Edward S. Bilzerian            Director                            3,650              *
David E. Carlstrom             Director                            3,150              *
John L. Casagrande             Senior Vice President,
                               Treasurer, Clerk and Director       4,654(3)           *
William W. Cotting, Jr.        Director                            1,650              *
Robert G. Daniel               Director                            8,150              *
Earl H. Hutt                   Director                            4,150              *
Walter A. Kinell, Jr.          Chairman of the Board               7,150              *
Robert A. Klugman              Director                            8,150(4)           *
Roger B. Leland                Director                            7,150(5)           *
Joseph F. MacDonough           President, Chief Executive
                               Officer and Director               14,746(6)           *
Paul F. McGrath                Director                            5,650(7)           *
Charlotte C. Spinney           Director                            2,150(8)           *
Phyllis A. Stone               Director                            2,300(9)           *
James E. Tashjian              Director                            3,650(10)          *
Daniel G. Tear                 Director                            2,650              *
All directors and executive
officers as a group
(21 persons)(11)                                                 133,527             8.4%
                                                                 =======             ===

--------------------
* Less than one percent of the total outstanding shares of common stock.
<F1>  Includes stock options that may be acquired by executive officers and directors of Westborough Financial Services under the Westborough Financial Services Inc. 2001 Stock Option Plan within 60 days after December 7, 2001. Under the plan, each outside director may acquire 200 shares of common stock and Messrs. Casagrande and MacDonough may each acquire 900 and 1,920 shares of common stock, respectively.


      These amounts also include restricted stock awards of 6,300 shares in the aggregate made to outside directors under the Westborough Financial Services, Inc. 2001 Recognition and Retention Plan. Under the plan, Messrs. Casagrande and MacDonough were also granted restricted stock awards of 2,000 and 3,800 shares of common stock, respectively. Each recipient of a restricted stock award has sole voting power but no investment power, except in limited circumstances, over the common stock covered by the award. The restricted stock awards will vest at the rate of 20% per year on each April 30th following the date of grant, with the first installment to vest on April 30, 2002.
<F2>  Excludes 3,500 shares held by his spouse for which Mr. Ball disclaims beneficial ownership.
<F3>  Reflects 1,581 shares held in Westborough Bank's 401(k) plan.
<F4>  Includes 6,000 shares held in Mr. Klugman's individual retirement account.
<F5>  Includes 2,000 shares held in his spouse's individual retirement account.
<F6>  Includes 1,741 shares held in Mr. MacDonough's individual retirement account, 1,814 shares held in his spouse's individual retirement account, 1,679 shares held in Westborough Bank's 401(k) plan, and 3,500 shares held jointly with his spouse.
<F7>  Reflects 5,000 shares held in Mr. McGrath's individual retirement account.
<F8>  Reflects 1,500 shares held in Ms. Spinney's individual retirement account.
<F9>  Includes 50 shares held by Ms. Stone as custodian for an individual,
      25 shares held by Ms. Stone as custodian under the Uniform Transfer to Minors Act, and 1,500 shares held jointly with her spouse.
<F10> Reflects 3,000 shares held jointly with his spouse.
<F11> The Westborough Financial Services, Inc. Employee Stock Ownership
      Plan ("ESOP") is administered by the ESOP committee of Westborough Financial Services (the "ESOP Committee"). The ESOP's assets are held in a trust (the "ESOP Trust"), for which Eastern Bank, serves as trustee (the "ESOP Trustee"). The ESOP Trust purchased these shares with funds borrowed from Westborough Financial Services, initially placed these shares in a suspense account for future allocation to be allocated to employees participating in the ESOP over a period of years as its acquisition debt is retired. The ESOP Trustee is the beneficial owner of the shares held in the ESOP Trust. The terms of the ESOP Trust Agreement provide that, subject to the ESOP Trustee's fiduciary responsibilities under the Employee Retirement Income Security Act of 1974, as amended, the ESOP Trustee will vote, tender or exchange shares of common stock held in the ESOP Trust in accordance with instructions received from the participants. As of December 7, 2001, 2,947 shares held by the ESOP Trust have been released for allocation. The ESOP Trustee will vote allocated shares as to which no instructions are received and any shares that have not been allocated to participants' accounts in the same proportion as allocated shares with respect to which the ESOP trustee receives instructions are voted. The ESOP Trustee will tender or exchange any shares in the suspense account or that otherwise have not been allocated to participants' accounts in the same proportion as allocated shares with respect to which the ESOP Trustee receives instructions are tendered or exchanged, but otherwise has no disposition power.

      This amount also includes shares held in trust pursuant to the ESOP that have been allocated to individual accounts as follows: Mr. Casagrande, 173 shares and Mr. MacDonough, 292 shares. The amount of shares for all directors and executive officers as a group also includes 41,253 shares held by the ESOP Trust that have not been allocated to eligible participants as of December 31, 2000, over which the ESOP Committee (consisting of Messrs. Carlstrom, Daniel and Leland) may be deemed to have sole investment power, except in limited circumstances, thereby causing each committee member to be a beneficial owner of such shares. Each of the members of the ESOP Committee disclaims beneficial ownership of such shares and accordingly, such shares are not attributed to the members of the ESOP Committee individually.

                DISCUSSION OF PROPOSALS RECOMMENDED BY BOARD

                       ------------------------------
                                 Proposal 1
                            Election Of Directors
                       ------------------------------

GENERAL

      The Nominating Committee has nominated five persons for election as directors at the Annual Meeting. The nominees are currently serving on
Westborough Financial Services's Board of Directors.   If you elect the
nominees, they will hold office until the Annual Meeting in 2005, or until their successors have been elected.

      We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board. If for any reason these nominees prove unable or unwilling to stand for election, the Board will nominate alternates or reduce the size of the Board of Directors to eliminate the vacancy. The Board has no reason to believe that its nominees would prove unable to serve if elected.

NOMINEES AND CONTINUING DIRECTORS


                                                      Position(s) Held
                                                      with Westborough
Nominees                   Age(1)    Term Expires    Financial Services            Director Since(2)
--------                   ------    ------------    ------------------            -----------------

Edward S. Bilzerian          68          2002        Director                            1993
Paul F. McGrath              55          2002        Director                            1993
Charlotte C. Spinney         65          2002        Director                            1991
Phyllis A. Stone             58          2002        Director                            1999
James E. Tashjian            60          2002        Director                            1973

Continuing Directors
--------------------

David E. Carlstrom           67          2003        Director                            1976
John L. Casagrande           55          2003        Senior Vice President,              1994
                                                     Treasurer, Clerk and
                                                     Director
William W. Cotting, Jr.      55          2003        Director                            1988
Walter A. Kinell, Jr.        72          2003        Chairman of the Board               1967
Robert A. Klugman            50          2003        Director                            1991
Nelson P. Ball               70          2004        Director                            1980
Robert G. Daniel             72          2004        Director                            1969
Earl H. Hutt                 74          2004        Director                            1988
Roger B. Leland              72          2004        Director                            1974
Joseph F. MacDonough         55          2004        President, Chief Executive          1982
                                                     Officer and Director

Retiring Director
-----------------
Daniel G. Tear               75          2002        Director                            1985


--------------------
<F1>  As of September 30, 2001.
<F2>  Includes service as a trustee of Westborough Bank prior to the formation of Westborough Financial Services in 2000.

      The principal occupation and business experience of each nominee for election as director and each continuing director are set forth below. Unless otherwise indicated, each of the following persons has held his or her present position for the last five years.

NOMINEES

      Edward S. Bilzerian is president of Bilzerian Consulting Group, Inc., a privately held company located in Worcester, Massachusetts, specializing in small business turnarounds. Prior to that, he was Vice President of Marketing and Finance at Bay State Abrasive's Division of Dresser
Industries.  He has been self-employed for over 15 years.

      Paul F. McGrath is a certified public accountant and has served as President of Mottle McGrath Braney & Flynn, P.C. for over ten years.
Mottle McGrath is a certified public accounting firm, located in Worcester, Massachusetts, that provides accounting, tax and business advisory services throughout central New England.

      Charlotte C. Spinney is a retired social studies teacher. She taught at Westborough High School for 41 years and, during that time, she created the curriculum for the community service component of the school's Sociology course.

      Phyllis A. Stone had served as Vice President and Treasurer of Comey Oil Co., Inc., located in Westborough, Massachusetts, for 13 years prior to her retirement in 2001. She had served in various other capacities within Comey Oil for over 30 years. She is currently President of Schenker Properties, Inc., a real estate holding company based in Westborough, Massachusetts. She is past Treasurer of the Regatta Point Community Sailing Inc. of Worcester, Massachusetts.

      James E. Tashjian is a partner in the law firm of Tashjian, Simsarian & Wickstrom, located in Worcester, Massachusetts. He has engaged in the general practice of law for over 30 years.

CONTINUING DIRECTORS

      David E. Carlstrom has served as President of Carlstrom Pressed Metal Co., Inc. for over 25 years. Carlstrom Pressed Metal is a contract manufacturer of light and heavy metal stampings located in Westborough, Massachusetts.

      John L. Casagrande has served as the Senior Vice President and Treasurer of Westborough Bank since 1993 and of Westborough Financial Services since its inception in 2000. He joined Westborough Bank after having been employed as a senior bank officer and certified public accountant for over 15 years at various times by several financial institutions (including mutual and stock institutions) and the accounting firm of Peat Marwick. Mr. Casagrande has been serving as Clerk of Westborough Financial Services since 2001.

      William W. Cotting, Jr. has been an attorney in private practice for over 20 years. His practice is located in Northborough, Massachusetts.

      Walter A. Kinell, Jr. has served as Chairman of the Board for Westborough Bank since 1994 and for Westborough Financial Services since its inception in 2000. Mr. Kinell joined Westborough Bank in 1949 as an assistant treasurer, became President and Chief Executive Officer in 1969 and retired from this position in 1994.

      Robert A. Klugman, M.D., F.A.C.P. has practiced general medicine in Westborough, Massachusetts for over 20 years. Dr. Klugman is currently an Associate Professor of Clinical Medicine at the University of Massachusetts Medical School as well as Division Chief of Community Internal Medicine at the UMASS/ Memorial.

       Nelson P. Ball is the owner of Ball Financial Services, Co., located in Westborough, Massachusetts. He has served as a financial services consultant for over 35 years and is a member of the National Association of Securities Dealers, Inc.

      Robert G. Daniel was employed in various capacities, including President and Treasurer, at Carlson Daniel Insurance Agency, Inc., located in Westborough, Massachusetts from 1958 to 1994. Mr. Daniel sold insurance from 1994 to 1996 for Allied American Agency following its acquisition of Carlson Daniel Insurance. From 1996 to 1999, Mr. Daniel served as President and Treasurer of Westborough Insurance Agency, Inc., a non-active corporation used as a vehicle for payments from Allied American as negotiated in connection with the acquisition of Carlson Daniel. Westborough Insurance Agency, Inc. dissolved in 1999.

      Earl H. Hutt has served as an investment advisor and portfolio manager for private industry for over 20 years.

      Roger B. Leland has practiced estate, tax and real estate law at Leland Law Associates for over 30 years. During that time, he also served as an insurance broker, selling life and casualty insurance products, through Leland Insurance Agency, Inc. Leland Law Associates and Leland Insurance Agency are located in Northborough, Massachusetts.

      Joseph F. MacDonough has served as President and Chief Executive Officer of Westborough Bank since 1994 and of Westborough Financial Services since its inception in 2000. He joined Westborough Bank in 1981 and served as Vice President and Treasurer until his appointment as President. Mr. MacDonough serves on the Board of Trustees of The Savings Bank Employees' Retirement Association and is a certified public accountant.

RETIRING DIRECTOR

      Daniel G. Tear has served as a director of Westborough Financial Services since 2000 and Westborough Bank since 1985. Mr. Tear has served as a consultant to businesses in the area of management psychology for the past 30 years. He will be retiring from the Boards of Directors of both Westborough Financial Services and Westborough Bank effective January 31, 2002.

===========================================================================
The Board of Directors unanimously recommends a vote "FOR" all of the nominees for election as directors.
===========================================================================

             INFORMATION ABOUT BOARD OF DIRECTORS AND MANAGEMENT

BOARD OF DIRECTORS

      Westborough Financial Services's Board of Directors currently consists of 16 members. Westborough Financial Services's Articles of Organization provides that the Board shall be divided into three classes. The terms of five directors expire at the Annual Meeting.

      The Board of Directors oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board of Directors does not involve itself in the day-to-day operations of Westborough Financial Services. Westborough Financial Services's executive officers and management oversee the day-to-day operations of Westborough Financial Services. Our directors fulfill their duties and responsibilities by attending regular meetings of the Board which are held on a monthly basis. Our directors also discuss business and other matters with the Chairman, other key executives, and our principal external advisers (legal counsel, auditors, financial advisors and other consultants).

      The Board of Directors held 12 regular meetings and one special meeting during the fiscal year ended September 30, 2001. Each incumbent director attended at least 75% of the meetings of the Board of Directors, plus meetings of committees on which that particular director served during this period.

COMMITTEES OF THE BOARD

      The Board of Directors of Westborough Financial Services has established the following committees:

EXECUTIVE        The Executive Committee exercises the powers of the Board
COMMITTEE        of Directors in between Board meetings.

                 Directors Carlstrom, Daniel, Klugman, Leland, MacDonough, and Tashjian currently serve as members of the committee. Mr. MacDonough is the Chairman of the Committee. The Executive Committee met 26 times in the 2001 fiscal year.

COMPENSATION     The Compensation Committee provides advice and
COMMITTEE        recommendations to the Board of Directors in the areas of
                 employee salaries and benefit programs.

                 Directors Carlstrom, Daniel and Leland currently serve on the committee. Mr. Daniel is the Chairman of the Committee. The Compensation Committee met 11 times in the 2001 fiscal year.

LONG RANGE       The Long Range Planning Committee sets long-range goals
PLANNING         and objectives and develops plans for their achievement.
COMMITTEE
                 Directors Carlstrom, Daniel, Kinell, Klugman, Leland,
                 MacDonough, Tashjian and Tear currently serve on the committee. Mr. Leland is the Chairman of the Committee.
                 The Long Range Planning Committee met six times in the 2001 fiscal year.

NOMINATING       The Nominating Committee recommends nominees for election
COMMITTEE        as directors and reviews, if any, shareholder nominations
                 to ensure compliance with the notice procedures set forth in Westborough Financial Services's Bylaws.

                 Westborough Financial Services's Bylaws set forth a procedure for shareholders to nominate directors by notifying the Clerk of Westborough Financial Services in writing and meeting other requirements set forth in the Bylaws.

                 Directors Carlstrom, McGrath and Tear currently serve on the committee. Mr. McGrath is the Chairman of the Committee. The Nominating Committee met three times in the 2001 fiscal year to select the nominees for election as directors at the Annual Meeting.

AUDIT            The Audit Committee reviews the annual audit prepared by
COMMITTEE        the independent accountants and recommends the appointment of accountants.  The board of directors of Westborough
                 Financial Services has adopted a written charter for the Audit Committee.

                 Directors Bilzerian, Hutt and McGrath currently serve as members of the committee. Mr. Hutt is the Chairman of the Committee. All members of the Audit Committee are independent directors as defined under the National Association of Securities Dealers' listing standards.

                 The Audit Committee met six times in the 2001 fiscal year.

AUDIT COMMITTEE REPORT

WESTBOROUGH FINANCIAL SERVICES, INC. AUDIT COMMITTEE REPORT

      The following Audit Committee Report is provided in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC"). Pursuant to such rules and regulations, this report shall not be deemed "soliciting materials," filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of section 18 of the Securities Exchange Act of 1934, as amended.

      The Audit Committee has reviewed and discussed the audited financial statements with management. The committee has also reviewed and discussed with Wolf & Company, P.C., their independent auditors the matters required to be discussed by SAS 61, as may be modified or supplemented.

      The Audit Committee also has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No.1, Independence Discussions with Audit Committee), as may be modified or supplemented, and has discussed with Wolf & Company, P.C. its independence. Based on the foregoing discussions, the Audit Committee recommended to the Board of Directors of Westborough Financial Services that the audited financial statements be included in the Westborough Financial Services's Annual Report on Form 10-KSB for the year ended September 30, 2001.

                                       Audit Committee of Westborough
                                       Financial Services, Inc.

                                       Earl H. Hutt (Chairman)
                                       Edward S. Bilzerian
                                       Paul F. McGrath

DIRECTORS' COMPENSATION

      Meeting Fees. Currently, each non-employee director of Westborough Bank receives the following fees:

*     $250 per Board of Directors meeting attended; and

* $250 per committee meeting attended, with the Chairman of each committee receiving a fee of $275.

      In addition, Directors Carlstrom, Daniel, Klugman, Leland, and Tashjian receive an annual retainer of $5,000 as members of the Executive Committee, and Director Kinell receives an annual retainer of $5,000 as Chairman of the Board. Directors Bilzerian, Hutt and McGrath receive an annual retainer of $3,500 as members of the Audit Committee. Directors Ball, Cotting, Spinney, Stone and Tear receive an annual retainer of $2,500.

      Total directors' meeting and committee fees for fiscal 2001 were $161,300. We do not compensate our employee-directors for service as directors. Directors are also entitled to the protection of certain indemnification provisions in our Articles of Organization.

      Stock Option Plan and Recognition and Retention Plan. Our directors are eligible to participate in the Westborough Financial Services, Inc. 2001 Stock Option Plan and the Westborough Financial Services, Inc. 2001 Recognition and Retention Plan. These stock benefit plans are discussed under "--Benefit Plans -- 2001 Stock Option Plan" and "-- 2001 Recognition and Retention Plan."

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

      Biographical information and the business experience of each non-director executive officer of Westborough Financial Services and Westborough Bank is set forth below.

      In addition to Messrs. Casagrande and MacDonough, Westborough Financial Services and Westborough Bank have the following executive officers:

      Michael D. Allard, age 39, is Vice President of Marketing and Retail Sales, a position he has held since 2001. Prior to joining Westborough Bank in 2001, he served as Senior Vice President of Sales, Marketing and Branch Administration at Ipswich Bank, a position he held from 2000 to 2001. Prior to that, from 1996 to 2000, he served as Vice President and Regional Sales and Marketing Coordinator of US Trust Bank. Mr. Allard has over 15 years retail banking experience.

      Vickie A. Bouvier, age 44, has worked for Westborough Bank since 1976 in various capacities and has been the Vice President and Senior Operations Officer since 1994.

      Margaret I. Duquette, age 49, has worked for Westborough Bank as its Director of Human Resources since 1997. Prior to 1997, she held the position of Director of Human Resources at Bay State Savings Bank in Worcester, Massachusetts where she worked for 19 years.

      Robert K. McCann, age 44, is currently the Vice President of Commercial Lending, a position he has held since 2000. Mr. McCann joined Westborough Bank in 1999 as Assistant Vice President. Prior to joining Westborough Bank, he worked in a similar capacity at Citizens-Union Savings Bank, located in Massachusetts. Mr. McCann has over 20 years of finance and banking experience.

      Alexander P. Tautkas, age 57, is currently Vice President and a Senior Loan Officer of Westborough Bank, an office which he has held since 1997. He has been employed by Westborough Bank in various positions since 1977.

EXECUTIVE COMPENSATION

      The following table sets forth compensation paid during the fiscal year ended September 30, 2001 to the Chief Executive Officer of Westborough Financial Services and Westborough Bank and to the other most highly compensated executive officer of Westborough Financial Services and Westborough Bank whose salary and bonus for 2001 was at least $100,000. We refer to these individuals as "named executive officers" in this proxy statement.

                         Summary Compensation Table


                                                                                        Long Term Compensation
                                                                           ------------------------------------------------
                                            Annual Compensation                   Awards                    Payouts
                                    -----------------------------------    ---------------------    -----------------------
                                                              Other        Restricted
                                                              Annual          Stock                  LTIP        All Other
Name and Principal                                Bonus    Compensation      Awards      Options    Payouts    Compensation
    Positions               Year    Salary($)      ($)        ($)(1)         ($)(2)      (#)(3)       ($)         ($)(4)
------------------          ----    ---------     -----    ------------    ----------    -------    -------    ------------

Joseph F. MacDonough        2001    $205,365           -        -            $39,186      9,600       -           $96,307
  President and Chief       2000    $178,644           -        -                  -          -       -           $37,328
  Executive Officer         1999    $156,437     $29,371        -                  -          -       -           $38,405

John L. Casagrande          2001    $103,089     $ 5,000        -            $20,624      4,500       -           $53,367
  Senior Vice President,    2000    $ 99,012           -        -                  -          -       -           $17,531
  Treasurer and Clerk       1999    $ 87,331     $19,931        -                  -          -       -           $18,092

--------------------
<F1>  Westborough Bank provides Mr. MacDonough with certain non-cash benefits and perquisites, such as the use of an automobile, club membership dues and certain other personal benefits, the aggregate value of which did not exceed the lesser of $50,000 or 10% of the total annual salary and annual bonus reported for him in the Summary Compensation Table.
<F2>  Pursuant to the Westborough Financial Services, Inc. 2001 Recognition
      and Retention Plan, Mr. MacDonough and Mr. Casagrande were awarded 3,800 and 2,000 shares of restricted stock, respectively as of January 25, 2001, which vest in 20% increments on April 30th of each year, with the first installment scheduled to vest on April 30, 2002. Dividends attributable to such shares are held in the trust fund of the Westborough Financial Services, Inc. 2001 Recognition and Retention Plan and are distributed as soon as it is administratively feasible. The dollar amounts shown in the table for 2001 are based on the fair market value of a share of common stock on January 25, 2001 which was $10.312. The aggregate fair market value of the restricted stock awards made to Messrs. MacDonough and Casagrande were $67,450 and $35,500, respectively, on September 30, 2001, based on a closing price of $17.75 per share on September 28, 2001, the last trading day of Westborough Financial Services 2001 fiscal year. During the fiscal years ended September 30, 2000 and 1999, neither Westborough Bank nor Westborough Financial Services maintained any restricted stock plans.
<F3>  Represents shares of common stock as to which the named individuals have the right to acquire beneficial ownership pursuant to the exercise of stock options. Such options were granted on January 25, 2001 pursuant to the Westborough Financial Services, Inc. 2001 Stock Option Plan, and vest in 20% increments on January 25th of each year. The first installments will vest on January 25, 2002.
<F4>  Includes the dollar value of the benefit of the following components to Messrs. MacDonough and Casagrande, respectively, unless otherwise noted: (1) premiums paid by Westborough Bank under their split dollar life and group term life insurance arrangements during 2001, 2000 and 1999, respectively: Mr. MacDonough, $89,989, $34,523 and $35,136; and
      Mr. Casagrande, $49,415, $15,715 and $16,082; (2) contributions on behalf of Westborough Bank's 401(k) plan during 2001, 2000 and 1999, respectively: Mr. MacDonough, $1,700, $1,648 and $1,735; and Mr. Casagrande, $1,086, $1,000 and $1,004; (3) allocations of common stock under the ESOP during 2001: Mr. MacDonough, $2,984; and Mr. Casagrande, $1,767; and (4) accruals under the benefit restoration plan for Mr. MacDonough during 2001 and 2000 were $336 and $77, respectively.

      Westborough Financial Services had entered into separate employment agreements with Messrs. MacDonough and Casagrande to secure their services as President and Chief Executive Officer, and Senior Vice President and Treasurer, respectively. The employment agreements provide for an initial term of three years in the case of Mr. MacDonough, and two years in the case of Mr. Casagrande. Commencing on the first anniversary of the effective date of each agreement, and continuing on each anniversary date thereafter, the employment agreements may be extended, after review by the Compensation Committee of the Board of the executive's performance, for an additional one-year period, so that the remaining term will be three years in the case of Mr. MacDonough, and two years in the case of Mr. Casagrande.

      The employment agreements provide for each executive's base salary to be reviewed annually by the Board. Each executive's base salary may be adjusted based on his job performance and the overall performance of Westborough Financial Services and Westborough Bank. In addition to base salary, each employment agreement provides for participation in stock, retirement, and welfare benefit plans and eligibility for fringe benefits applicable to executive personnel. Mr. MacDonough's agreement provides for the reimbursement of his ordinary and necessary business expenses, which specifically include travel and entertainment expenses, expenses related to the use of an automobile, and fees for membership in clubs and organizations that he and Westborough Financial Services agree are for business purposes. Mr. Casagrande's agreement provides for the reimbursement of his ordinary and necessary business expenses, which specifically include certain travel and entertainment expenses.

      Westborough Financial Services may terminate each executive's employment at any time with or without cause, and each executive may resign at any time provided he provides 30 days' prior written notice and fully cooperates in the transition of his duties. In the event an executive's employment is terminated without cause during the term of the employment agreement, the executive will be entitled to severance benefits. These severance benefits include a lump sum payment equal to the present value of the base salary and bonus payments that would have been made to the executive for the remaining term of his employment agreement, assuming the executive would have been awarded a bonus for each year remaining in the agreement term equal to the highest annual bonus paid to him in the preceding three-year period and paid his base salary during the remaining agreement term at the annual rate in effect as of the termination. In addition, the executive would be entitled to continue his participation in the group life, health, dental, accidental death and long-term disability plans sponsored by Westborough Bank for the remaining term of his employment agreement. The same severance benefits would be payable if the executive resigns during the term of the employment agreement following: failure of the Board to reappoint the executive to the position provided for in his employment agreement; failure of Westborough Financial Services to vest in the executive the duties set forth in the agreement; and Westborough Financial Services's material breach of the agreement. The employment agreements also provide certain uninsured benefits in the event the executive's employment terminates because of death or disability.

      Under his employment agreement, Mr. MacDonough agrees that for the three-year period following his termination of employment, he will not take a position with any competitor that would require him to work within a 50 mile radius of the headquarters of Westborough Financial Services or Westborough Bank. Mr. Casagrande agrees under his employment agreement that for a period of two years following his termination of employment he will not take a position with any competitor that would require him to work within a 30 mile radius of the headquarters of Westborough Financial Services or Westborough Bank.

      Change in Control Provisions. In the event Mr. MacDonough or Mr. Casagrande resigns for any reason or is terminated without cause following a change in control of Westborough Financial Services or Westborough Bank, he will be entitled to certain severance benefits. These severance benefits include a lump sum payment equal to the present value of the base salary and bonus payments that would have been made to the executive for the remaining term of his employment agreement, assuming the executive would have been awarded a bonus for each year remaining in the agreement term equal to the highest annual bonus paid to him in the preceding three-year period and paid his base salary during the remaining agreement term at the annual rate in effect as of the termination. However, in no event will the amount of this lump sum payment be less than 2.99 multiplied by the executive's average annual compensation for the preceding five years. In addition, the executive will be entitled to continue his participation in the group life, health, dental, accidental death and long-term disability plans sponsored by Westborough Bank for the remaining term of his employment agreement. A second-step conversion will not trigger additional benefits or accelerate benefits under the employment agreements or under any other arrangement.


      If Westborough Financial Services or Westborough Bank experiences a change in ownership, a change in effective ownership or control or a change in the ownership of a substantial portion of their assets as contemplated by section 280G of the Internal Revenue Code, a portion of any severance payments under the employment agreements might constitute an "excess parachute payment" under current federal tax laws. Any excess parachute payment would be subject to a 20% federal excise tax payable by the executive. Neither Westborough Bank nor Westborough Financial Services could claim a federal income tax deduction for an excess parachute payment. The employment agreements require Westborough Financial Services to indemnify each executive against the financial effects of the excise tax.

BENEFIT PLANS

      Pension Plans. Westborough Bank maintains a tax-qualified pension plan that covers substantially all employees who have attained age 21 and have at least one year of service. The following table shows the estimated aggregate benefits payable under the pension plan upon retirement at age 65 with various years of service and average compensation combinations.


                                       Years of Service
   Average      --------------------------------------------------------------
Compensation       10         15         20         25         30         35
------------    -------    -------    -------    -------    -------    -------


  $100,000      $16,394    $24,590    $32,787    $40,984    $40,984    $40,984
  $125,000      $21,019    $31,528    $42,037    $52,547    $52,547    $52,547
  $150,000      $25,644    $38,465    $51,287    $64,109    $64,109    $64,109
  $160,000      $27,494    $41,240    $54,987    $68,734    $68,734    $68,734
  $175,000      $29,344    $44,015    $58,687    $73,359    $73,359    $73,359
  $200,000      $29,344    $44,015    $58,687    $73,359    $73,359    $73,359
  $300,000      $29,344    $44,015    $58,687    $73,359    $73,359    $73,359
  $400,000      $29,344    $44,015    $58,687    $73,359    $73,359    $73,359

      The benefits shown in the preceding table are annual benefits payable in the form of a single life annuity and are not subject to any deduction for Social Security benefits or other offset amounts. At September 30, 2001, Mr. MacDonough's and Mr. Casagrande's average compensation and estimated years of service were $163,333 and 23.9 years of service and $106,233 and 7.75 years of service, respectively.

      Mr. MacDonough and Mr. Casagrande are entitled to supplemental retirement benefits under an Executive Supplemental Compensation Agreement each has entered into with Westborough Bank. Under each agreement, each executive is entitled to an annual retirement benefit, payable at age 65 in the form of a single life annuity, equal to 70% of his benefit computation base, but reduced by the sum of: 2% multiplied by the executive's annual primary Social Security benefit multiplied by his years of service, plus his annual retirement benefit under any tax-qualified defined benefit pension plan, plus the annual annuity payable to the executive under his Split Dollar Agreement. Under the agreements, the executive's benefit computation base is his average annual compensation during the 12 consecutive calendar quarters in which his compensation is the highest.

      Employee Stock Ownership Plan. This plan is a tax-qualified plan that covers substantially all employees of Westborough Bank and Westborough Financial Services who have at least one year of service and have attained age 21.

      The ESOP purchased 44,200 shares of common stock issued by Westborough Financial Services in its mutual holding company reorganization with borrowed funds. This loan is for a term of 15 years and calls for level annual payments of principal and interest. The plan has pledged the shares as collateral for the loan and holds them in a suspense account.

      The plan will release a portion of the pledged shares annually, allocating the shares released each year among the accountants of participants in proportion to their salary for the year. For example, if a participant's base salary for a year represents 1% of the total base salaries of all participants for the year, the plan would allocate to that participant 1% of the shares released for the year. Participants direct the voting of shares allocated to their accounts. Shares in the suspense account will usually be voted in a way that mirrors the votes which participants cast for shares in their individual accounts.

      This plan may purchase additional shares in the future, and may do so using borrowed funds, cash dividends, periodic employer contributions or other cash flow.

      Benefit Restoration Plan. Westborough Financial Services has also adopted a benefit restoration plan for Mr. MacDonough. This plan is designed to provide Mr. MacDonough with the benefits that would otherwise be earned by him as a participant in the 401(k) Plan and the employee stock ownership plan if such benefits were not limited by certain provisions of the Internal Revenue Code. The benefit restoration plan provides for a benefit equal in value to the allocations under the employee stock ownership plan and the 401(k) that would have been made on Mr. MacDonough's behalf but for these IRS limits, including employer matching contributions that would have been made under the 401(k) Plan if Mr. MacDonough had elected to make pre-tax contributions to the 401(k) Plan up to the maximum percentage of salary permitted under the terms of the plan and the annual IRS limit on pre-tax contributions did not apply.

      Under the benefit restoration plan, a bookkeeping account has been established for Mr. MacDonough which will be credited with a number of "stock units" equal to the number of shares that could not be allocated on his behalf under the employee stock ownership plan each year because of the IRS limits. The value of this supplemental employee stock ownership plan bookkeeping account at any time is equal to the number of stock units credited to the account multiplied by the current fair market value per share. A bookkeeping account also has been established for Mr. MacDonough which will be credited each year with an amount equal to the employer matching contributions that could not be allocated to his account under the 401(k) Plan because of the IRS limits. Each year, this supplemental employer matching contribution bookkeeping account will be credited with hypothetical investment earnings as if the amount credited to the account were invested in certain investment funds selected by the Compensation Committee.

      Unless a different time or form of distribution is elected by Mr. MacDonough within the 30-day period following the effective date of the plan, the value of his supplemental employee stock ownership plan and employer matching contribution bookkeeping accounts will be paid to him in one lump sum cash payment as soon as possible following the end of the calendar year in which his employment terminates.

The benefit restoration plan is an unfunded plan, and benefits payable thereunder will be paid from the general assets of Westborough Financial Services.

      Officers' Deferred Compensation Plan. Westborough Financial Services also maintains the Officers' Deferred Compensation Plan of Westborough Financial Services, Inc., a non-qualified plan, in order to offer eligible executives the opportunity to defer the receipt of a portion of their income in a manner that defers the taxation of such income.

      2001 Stock Option Plan. The Westborough Financial Services, Inc. 2001 Stock Option Plan was adopted by our Board of Directors and approved by our shareholders at an annual meeting held on January 25, 2001. Article IX of the Westborough Financial Services, Inc. 2001 Stock Option Plan to allow for acceleration of vesting upon retirement of the option holder or a change in control of Westborough Financial Services, terms that are defined in the plans, is subject to the approval of our shareholders at this Annual Meeting. For information on this proposal, please see "Proposal 2."

      The following table summarizes the grants of options that were made to the named executive officers pursuant to the Westborough Financial Services, Inc. 2001 Stock Option Plan during fiscal 2001. The Westborough Financial Services, Inc. 2001 Stock Option Plan does not provide for the grant of stock appreciation rights.

                  Option/SAR Grants in Fiscal Year 2001(1)
                              Individual Grants


                                                                                      Potential Realizable
                                         Percent of                                     Value At Assumed
                         Securities     Options/SARs                                 Annual Rates of Stock
                         Underlying      Granted to     Exercise or                  Price Appreciation for
                        Options/SARs    Employees in    Base Price                         Option Term
                           Granted       Fiscal Year      ($ Per       Expiration    ----------------------
        Name                 (#)             (%)          Share)          Date        5%($)        10%($)
--------------------    ------------    ------------    -----------    ----------    ------       -------

Joseph F. MacDonough        9,600           34.2           10.312        1/25/11     62,258       157,773
John L. Casagrande          4,500           16.0           10.312        1/25/11     29,183        73,956

--------------------
<F1>  All options were granted on January 25, 2001, the date of shareholder approval of the Westborough Financial Services, Inc. 2001 Stock Option Plan and vest at the rate of 20% per year beginning on January 25, 2002, with accelerated vesting in the case of death or disability, or if, shareholders approve Proposal 2 (see "Proposal 2 -
      - Approval of Article IX of the Westborough Financial Services, Inc. 2001 Stock Option Plan), retirement of the option holder or change in control of Westborough Financial Services while in the service of Westborough Financial Services or Westborough Bank.

      The following table provides the value for "in-the-money" options, which represent the positive spread between the exercise price of any such existing stock options and the closing price per share of the common stock on September 28, 2001, the last trading day of the Westborough Financial Services's 2001 fiscal year, which was $17.75 per share. The first installment of options will become exercisable on January 25, 2002.

                   2001 Fiscal Year End Option/SAR Values


                                                    Number of Securities
                         Shares      Value         Underlying Unexercised           Value of Unexercised
                        Acquired    Realized       Options/SARs at Fiscal         In-the-Money Options/SARs
                           on          on                 Year-end                   at Fiscal Year-end
                        Exercise    Exercise                 (#)                             ($)
        Name               (#)         ($)      Exercisable/Unexercisable(1)    Exercisable/Unexercisable(2)
--------------------    --------    --------    ----------------------------    ----------------------------

Joseph F. MacDonough       N/A         N/A                0/9,600                        0/170,400
John L. Casagrande         N/A         N/A                0/4,500                        0/79,875

--------------------
<F1>  All options were granted on January 25, 2001, and will vest at the rate of 20% per year beginning on January 25, 2002.
<F2>  The closing price per share of common stock on September 28, 2001, the last trading day before the fiscal year ended September 30, 2001, was $17.75, and all options have an exercise price of $10.312 per share, which equals a spread of $7.438 per share.

      2001 Recognition and Retention Plan. The Westborough Financial Services, Inc. 2001 Recognition and Retention Plan was adopted by our Board of Directors and approved by our shareholders at the annual meeting held on January 25, 2001. Article X of the Westborough Financial Services, Inc. 2001 Recognition and Retention Plan to allow for acceleration of vesting upon retirement or change in control of Westborough Financial Services, terms which are defined in the plans, is subject to the approval of our shareholders at this annual meeting. For more information on this proposal, please see "Proposal 3."

TRANSACTIONS WITH CERTAIN RELATED PERSONS

      Westborough Bank does not make loans to its executive officers or employees. However, Westborough Bank does make loans to its non-employee directors. These loans bear interest at the same rate as loans offered to non-director borrowers and have the same underwriting terms that apply to non-director borrowers. The outstanding principal balance of such loans to directors totaled $274,438 or 1.0%, of Westborough Financial Services's total equity at September 30, 2001.

      Westborough Financial Services retains the law firm of Tashjian, Simsarian & Wickstrom. Mr. James E. Tashjian, a director of Westborough Financial Services and Westborough Bank, and a trustee of Westborough Bancorp, MHC, has been a partner of Tashjian, Simsarian & Wickstrom since 1995. The legal fees received by the law firm for professional services rendered to Westborough Bank during the year ended September 30, 2001 did not exceed 5% of the firm's gross revenues.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Westborough Financial Services's directors and executive officers, and persons who own more than 10% of Westborough Financial Services's common stock, to report to the SEC their initial ownership of Westborough Financial Services's common stock and any subsequent changes in that ownership. Specific due dates for these reports have been established by the SEC and Westborough Financial Services is required to disclose in this proxy statement any late filings or failures to file.

      To Westborough Financial Services's knowledge, based solely on its review of the copies of such reports furnished to Westborough Financial Services and written representations that no other reports were required during the fiscal year ended September 30, 2001, all Section 16(a) filing requirements applicable to Westborough Financial Services's executive officers and directors during fiscal 2001 were met.


                       ------------------------------
                                 PROPOSAL 2
                          APPROVAL OF ARTICLE IX OF
                  THE WESTBOROUGH FINANCIAL SERVICES, INC.
                           2001 STOCK OPTION PLAN
                       ------------------------------

GENERAL PLAN INFORMATION

      The shareholders of Westborough Financial Services approved the Westborough Financial Services, Inc. 2001 Stock Option Plan (the "Stock Option Plan"), and the plan became effective on January 25, 2001. The purpose of the 2001 Stock Option Plan is to enable Westborough Financial Services to grant certain officers, employees and outside directors a right, known as an option, to purchase shares of the common stock of Westborough Financial Services at a stated price during a specified period or term. If the option is not exercised during its term, it will expire. The 2001 Stock Option Plan is not an employee pension or welfare benefit Plan. As a result, the 2001 Stock Option Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended.

      Pursuant to regulations of the Massachusetts Division of Banks applicable to management stock benefit plans established or implemented by a savings bank or its holding company within one year following the completion of a mutual holding company reorganization, the 2001 Stock Option Plan contains certain restrictions and limitations, including among others, provisions requiring the vesting of options granted to occur no more rapidly than 20% per year beginning on the first anniversary of the date the stock option plan is approved by shareholders, with accelerated vesting only in cases of death or disability of an option holder.

      In accordance with the regulations of the Massachusetts Division of Banks, Article IX of the 2001 Stock Option Plan, which was included in the 2001 Stock Option Plan as approved by shareholders on January 25, 2001, but by its terms will become effective only if approved by the shareholders of Westborough Financial Services again at a meeting held after February 15, 2001, eliminates such restrictions and limitations. Article IX does not increase the number of shares reserved for issuance under the 2001 Stock Option Plan, decrease the price per share at which options were granted under the 2001 Stock Option Plan or alter the classes of individuals eligible to participate in the 2001 Stock Option Plan. In the event that
Article IX is not approved by the shareholders at the Annual Meeting,
Article IX will not take effect, but the 2001 Stock Option Plan will remain in effect.

      The principal provisions of the 2001 Stock Option Plan, including the provisions set forth in Article IX, are summarized below. The full text of
Article IX of the 2001 Stock Option Plan is set forth as Appendix A to this proxy statement and the summary of Article IX provided below is qualified in its entirety by such reference.

PURPOSE OF THE 2001 STOCK OPTION PLAN

      The 2001 Stock Option Plan is a long-term incentive compensation plan. Its purpose is to promote the growth and profitability of Westborough Financial Services by providing its key officers, employees and directors with an "equity stake" in Westborough Financial Services that will encourage them to achieve corporate goals and increase the value of Westborough Financial Services and its subsidiaries. The 2001 Stock Option Plan will also assist Westborough Financial Services in attracting and retaining officers, employees and directors of outstanding caliber and experience through future grants to be made from the 2001 Stock Option Plan's share reserve.

DESCRIPTION OF THE 2001 STOCK OPTION PLAN

      Administration. The plan will be administered by the members of the Compensation Committee of Westborough Financial Services who are "disinterested directors" under the federal tax and securities laws. In general, disinterested directors are directors who (1) are not, and never were, officers or employees of Westborough Financial Services or Westborough Bank; and (2) do not receive material compensation from Westborough Financial Services or Westborough Bank except for service as a director. The compensation committee must have at least two members and has broad discretionary powers.

      Stock Subject to the 2001 Stock Option Plan. Westborough Financial Services has reserved 55,348 shares of its common stock for issuance upon the exercise of options under the 2001 Stock Option Plan. Such shares may be authorized and unissued shares or shares previously issued that Westborough Financial Services has reacquired. Any shares subject to grants under the option plan which expire or are terminated, forfeited or canceled without having been exercised or vested in full, shall be available for new option grants. As of September 30, 2001, the aggregate fair market value of the shares reserved for issuance under the plan was $982,427, which was based on the closing sales price per share of common stock of $17.75 on the OTC Bulletin Board on September 28, 2001, the last trading day before the fiscal year ended September 30, 2001.

      Eligibility. The compensation committee for the plan selects the people who receive stock option grants. Any employee, officer or director of Westborough Financial Services, Westborough Bank or any affiliate approved by the compensation committee may be selected to receive option grants. As of September 30, 2001, 6 employees and 14 directors and trustees of Westborough Financial Services, Westborough Bank and Westborough Bancorp, MHC who are not also employees or officers were selected by the compensation committee to receive option grants.

      Terms and Conditions of Options. The compensation committee sets the terms and conditions of the stock options that it grants. In setting terms and conditions, it must observe the following restrictions:

* It may not grant options to purchase more than 13,837 shares to any one employee. In addition, it may not grant options to purchase more than 2,767 shares of our common stock to any one non-employee director or options to purchase more than 16,604 shares of our common stock to all outside directors in the aggregate.

* It may not grant a stock option with a purchase price that is less than the fair market value of a share of our common stock on the date it grants the stock option.

* It may not grant a stock option with a term that is longer than 10 years.

* It may not grant options that become exercisable more rapidly than at the rate of 20% per year measured from the date we receive shareholder approval for the plan, with acceleration permitted only in the case of death or disability. If, however, shareholders approve Article IX of the 2001 Stock Option Plan, accelerated vesting of stock options would be permitted upon the retirement of the option holder or change in control of Westborough Financial Services. For more information, please see below "-- Purpose of Article IX of the 2001 Stock Option Plan."

* It may not grant options with an effective date that is before the date that we receive shareholder approval for the plan.

      The committee may grant incentive stock options that qualify for special federal income tax treatment or non-qualified stock options that do not qualify for special federal income tax treatment. Incentive stock options are subject to certain additional restrictions under the Internal Revenue Code and the plan.

      Upon the exercise of an option, the exercise price of the option must be paid in full. Payment may be made in cash, common stock of Westborough Financial Services already owned by the option holder, shares to be acquired by the option holder upon exercise of the option, or in such other consideration as the compensation committee authorizes. Options may be transferred prior to exercise only to certain family members, certain non-profit organizations, and on death of the option holder.

      Mergers and Reorganizations; Adjustments for Extraordinary Dividends. The number of shares available under the plan, the maximum limits on option grants to individual officers and directors and to non- employee directors in the aggregate, and the number of shares subject to outstanding options will be adjusted to reflect any merger, consolidation or business reorganization in which Westborough Financial Services is the surviving entity, and to reflect any stock split, stock dividend or other event generally affecting the number of shares. If a merger, consolidation or other business reorganization occurs and Westborough Financial Services is not the surviving entity, outstanding options may be canceled upon written notice to the option holder so long as the option holder receives payment determined by the Board to be of a value equivalent to the value of the canceled options.

TERMINATION OR AMENDMENT OF THE OPTION PLAN

      This plan will be in effect for a ten-year period that began on January 25, 2001, the date of shareholder approval; and will end on January 25, 2011. The Board of Directors may suspend or terminate the plan before then. It may also amend this plan at any time and in any respect. Any amendment that would change the class of eligible employees, increase the number of stock options that may be granted to any person or in total, or reduce the minimum option price must first be approved by our shareholders.

PURPOSE OF ARTICLE IX OF THE 2001 STOCK OPTION PLAN

      Currently, the 2001 Stock Option Plan requires that options granted become exercisable no more rapidly than 20% per year beginning on the first anniversary date of shareholder approval, with accelerated vesting only upon death or disability of the option holder. Approval of Article IX would permit accelerated vesting upon a change in control of Westborough Financial Services or the retirement of the option holder, as such terms are defined in the 2001 Stock Option Plan. Pursuant to Article IX, all options that are outstanding as of the date of a change in control of Westborough Financial Services, and as of the date of an option holder's retirement may automatically become fully vested and exercisable.

      The provisions of Article IX, however, will not be applicable, and will be of no force or effect, unless and until the shareholders of Westborough Financial Services have approved such provisions by an affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote at a meeting of shareholders duly called and held after February 15, 2001.

FEDERAL INCOME TAX CONSEQUENCES

      The following discussion is intended to be a summary and is not a comprehensive description of the federal tax laws, regulations and policies affecting Westborough Financial Services and recipients of stock option grants under the plan. Any descriptions of the provisions of any law, regulation or policy are qualified in their entirety by reference to the particular law, regulation or policy. Any change in applicable law or regulation or in the policies of various taxing authorities may have a significant effect on this summary. The plan is not a qualified plan under section 401(a) of the Internal Revenue Code.

      Federal Tax Consequences for Option Recipients. Incentive stock options will not create federal income tax consequences when they are granted. If they are exercised during employment or within three months after termination of employment, the exercise will not create federal income tax consequences either. When the shares acquired on exercise of an incentive stock option are sold, the seller must pay federal income taxes on the amount by which the sales price exceeds the purchase price. This amount will be taxed at capital gains rates if the sale occurs at least two years after the option was granted and at least one year after the option was exercised. Otherwise, it is taxed as ordinary income.

      Incentive stock options that are exercised more than one year after termination of employment due to death or disability or three months after termination of employment for other reasons are treated as non- qualified stock options. Non-qualified stock options will not create federal income tax consequences when they are granted. When they are exercised, federal income taxes at ordinary income tax rates must be paid on the amount by which the fair market value of the shares acquired by exercising the option exceeds the exercise price. When an option holder sells shares acquired by exercising non-qualified stock option, he or she must pay federal income taxes on the amount by which the sales price exceeds the purchase price plus the amount included in ordinary income at option exercise. This amount will be taxed at capital gains rates, which will vary depending upon the time that has elapsed since the exercise of the option. A cash payment under the plan's change of control provisions is taxed as if it were the exercise of a non-qualified stock option followed immediately by a resale of the stock acquired by exercising the option.

      Federal Tax Consequences for Westborough Financial Services. When a non-qualified stock option is exercised, Westborough Financial Services may be allowed a federal income tax deduction for the same amount that the option holder includes in his or her ordinary income. When an incentive stock option is exercised, there is no tax deduction unless the shares acquired are resold sooner than two years after the option was granted or one year after the option was exercised. A cash payment under the plan's change of control provisions is deductible as if it were the exercise of a non-qualified stock option. The Internal Revenue Code places an annual limit of $1.0 million each on the tax deduction which we may claim in any fiscal year for the compensation of our chief executive officer and for the compensation of our four next most highly compensated executive officers whose salary and bonus for the fiscal year in question equals or exceeds $100,000. There is an exception to this limit for so-called "qualified performance-based compensation." We have designed this plan with the intention that the stock options that we grant will constitute qualified performance-based compensation. As a result, we do not believe that this limit will impair our ability to claim federal income tax deductions that are otherwise available when an option holder exercises a non-qualified stock option.

      The preceding statements summarize the general principles of current federal income tax law applicable to options that may be granted under the plan. State and local tax consequences may also be significant.

===========================================================================
The Board of Directors unanimously recommends a vote "FOR" the approval of
Article IX of the Westborough Financial Services, Inc. 2001 Stock Option
Plan.
===========================================================================


                       ------------------------------
                                 PROPOSAL 3
                          APPROVAL OF ARTICLE X OF
                  THE WESTBOROUGH FINANCIAL SERVICES, INC.
                     2001 RECOGNITION AND RETENTION PLAN
                       ------------------------------

GENERAL PLAN INFORMATION

      The shareholders of Westborough Financial Services approved the Westborough Financial Services, Inc. 2001 Recognition and Retention Plan (the "2001 Recognition and Retention Plan"), and the plan became effective on January 25, 2001. The 2001 Recognition and Retention Plan allows Westborough Financial Services to grant restricted stock awards to certain officers, employees and outside directors. A "restricted stock award" constitutes a right to receive a certain number of shares of common stock upon the award holder's satisfaction of certain requirements. As a general rule, if the award holder fails to fulfill the requirements contained in the restricted stock award, the award will not vest. Instead, the award will be forfeited and canceled. The 2001 Recognition and Retention Plan, like the 2001 Stock Option Plan, is not subject to Employee Retirement Income Security Act of 1974, as amended, and is not a tax-qualified plan under the Internal Revenue Code.

      Pursuant to regulations of the Massachusetts Division of Banks applicable to stock plans established or implemented within one year following the completion of a mutual holding company reorganization, the 2001 Recognition and Retention Plan contains certain restrictions and limitations, including among others, provisions requiring the vesting of awards granted to occur no more rapidly than 20% per year beginning on the first anniversary of the date the 2001 Recognition and Retention Plan was approved by shareholders, with accelerated vesting only in the case of death or disability of an award holder.

      In accordance with regulations of the Massachusetts Division of Banks, Article X of the 2001 Recognition and Recognition Plan, which was included in the 2001 Recognition and Retention Plan as approved by the shareholders on January 25, 2001, but by its terms will become effective only if approved by the shareholders of Westborough Financial Services again at a meeting held after February 15, 2001, eliminates such restrictions and limitations. Article X does not increase the number of shares reserved for issuance under the 2001 Recognition and Retention Plan, decrease the price per share at which the awards were granted under the 2001 Recognition and Retention Plan or alter the classes of individuals eligible to participate in the 2001 Recognition and Retention Plan. In the event that Article X is not approved by the shareholders at the Annual Meeting, Article X will not take effect, but the 2001 Recognition and Retention Plan will remain in effect.

      The principal provisions of Article X are summarized below. The full text of Article X is set forth in Appendix B to this proxy statement, to which reference is made, and the summary of Article X provided below is qualified in its entirety by such reference.

PURPOSE OF THE 2001 RECOGNITION AND RETENTION PLAN

      The 2001 Recognition and Retention Plan is a long-term incentive compensation plan. Its purpose is to promote the growth and profitability of Westborough Financial Services by providing key personnel and directors with an incentive to achieve corporate objectives. Awards granted under the 2001 Recognition and Retention Plan are also used to attract and retain individuals of outstanding competence and to provide such individuals with an equity interest in Westborough Financial Services. The 2001 Recognition and Retention Plan will also assist Westborough Financial Services in attracting and retaining top-notch officers, employees and directors through future awards to be made from the 2001 Recognition and Retention Plan's share reserve.

DESCRIPTION OF THE 2001 RECOGNITION AND RETENTION PLAN

      Administration. The plan will be administered by the members of the Compensation Committee of Westborough Financial Services who are "disinterested directors" under the federal tax and securities laws. In general, disinterested directors are directors who (1) are not, and never were, officers or employees of Westborough Financial Services or Westborough Bank; and (2) do not receive material compensation from Westborough Financial Services or Westborough Bank except for service as a director. The compensation committee must have at least two members and has broad discretionary powers.

      Stock Subject to the 2001 Recognition and Retention Plan.
Westborough Financial Services will establish a trust and will contribute certain amounts of money or property to be determined by the Board, in its discretion. No contributions by participants will be permitted. The trustee will invest the assets of the trust primarily in the shares of our common stock that will be used to make restricted stock awards. It is currently anticipated that the trust will purchase common stock on the open market, or in private transactions. The trust is not expected to purchase previously authorized but unissued shares from Westborough Financial Services. The trust is not authorized to purchase more than 22,139 shares of common stock of Westborough Financial Services. As of September 30, 2001, the aggregate fair market value of the shares of common stock to be purchased under this plan was $392,967, which was based on the closing sales price per share of common stock of $17.75 on the OTC Bulletin Board on September 28, 2001, the last trading day before the fiscal year ended September 30, 2001.

      Eligibility. The compensation committee for the plan selects the people who receive restricted stock awards under the 2001 Recognition and Retention Plan. Any employee, officer or director of Westborough Financial Services, Westborough Bank or any affiliate approved by the compensation committee may be selected to receive stock awards. As of September 30, 2001, 6 employees and 14 directors and trustees of Westborough Financial Services, Westborough Bank and Westborough Bancorp, MHC who are not also employees or officers have been selected by the compensation committee to receive stock awards.

      Terms and Conditions of Awards. The compensation committee may, in its discretion, grant awards of restricted stock to eligible individuals, up to a maximum of 22,139 shares. The compensation committee will determine at the time of the grant the number of shares of common stock subject to an award, the vesting schedule applicable to the award and may, in its discretion, establish other terms and conditions applicable to the award. In setting terms and conditions, it must observe the following restrictions:

* It may not grant restricted stock awards for more than 5,534 shares of our common stock to any one officer or employee, more than 1,106 shares of our common stock to any one non-employee director, or more than 6,641 shares to all non-employee directors in the aggregate.

* It may not grant restricted stock awards that become exercisable more rapidly than at the rate of 20% per year measured from the date we receive shareholder approval for the Plan, with acceleration permitted only in cases of death or disability. If, however, shareholders approve Article X of the 2001 Recognition and Retention Plan, accelerated vesting of stock awards would be permitted upon retirement of the award holder or change in control of Westborough Financial Services. For more information, please see below "-- Purpose of Article X of the 2001 Recognition and Retention Plan."

* It may not grant restricted stock awards with an effective date that is before the date that we receive shareholder approval for the plan.

      As a general rule, shares of our common stock that are subject to a restricted stock award are held in trust for the benefit of the award recipient until vested and, when vested, are transferred from the trust to the award recipient. While the shares are held in the trust, the award recipient receives dividends and exercises voting rights. In the alternative, the compensation committee may authorize the immediate distribution of the restricted shares to the award recipient in the form of a stock certificate bearing a legend containing the applicable vesting restrictions.

      Mergers and Reorganizations. The number of shares available under the plan, the maximum limits on restricted stock awards to individual officers and directors and to non-employee directors in the aggregate, and any outstanding awards will be adjusted to reflect any merger, consolidation or business reorganization in which Westborough Financial Services is the surviving entity, and to reflect any stock split, stock dividend or other event generally affecting the number of shares. If a merger, consolidation or other business reorganization occurs and Westborough Financial Services is not the surviving entity, the trustee will hold any money, stock, securities or other property received in the trust fund, and adjust any award by allocating such money, stock, securities or other property to the individual eligible for the award.

TERMINATION OR AMENDMENT

      The Board has the authority to suspend or terminate the plan in whole or in part at any time by giving written notice to the compensation committee, but the plan may not be terminated while there are outstanding awards that will vest in the future. Upon the termination of the plan, the trustee will make distributions from the trust as directed by the compensation committee and will return any remaining assets of the trust to Westborough Financial Services.

PURPOSE OF ARTICLE X OF THE 2001 RECOGNITION AND RETENTION PLAN

      Currently, the shares covered by an award will become vested in accordance with the terms of the award and, as soon as practicable following such vesting, the trustee will transfer the shares to the recipient. Currently, the 2001 Recognition and Retention Plan requires that awards granted will vest no more rapidly than 20% per year beginning on the first anniversary date of shareholder approval of the plan with accelerated vesting only upon death or disability. Approval by shareholders of Article X would permit accelerated vesting upon a change in control of Westborough Financial Services or the retirement of an award holder, as such terms are defined in the 2001 Recognition and Retention Plan.

      The provisions of Article X, however, will not be applicable, and will be of no force or effect, unless and until the shareholders of Westborough Financial Services have approved such provisions by an affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote at a meeting of shareholders duly called and held after February 15, 2001 approve the proposal.

===========================================================================
The Board of Directors unanimously recommends a vote "FOR" the approval of
Article X of the Westborough Financial Services, Inc. 2001 Recognition and Retention Plan.
===========================================================================

                       ------------------------------
                                 PROPOSAL 4
                         RATIFICATION OF APPOINTMENT
                      OF INDEPENDENT PUBLIC ACCOUNTANTS
                       ------------------------------

      The Board of Directors has appointed Wolf & Company, P.C. to act as the independent public accountants for Westborough Financial Services for the fiscal year ending September 30, 2002, and we are asking shareholders to ratify the appointment. Representatives of Wolf & Company, P.C. are expected to attend the Annual Meeting.

      During the fiscal year ended September 30, 2001, Westborough Financial Services retained and paid the following fees to Wolf & Company, P.C. for services rendered:

      * Audit services, including quarterly reviews of interim financial information, of $69,060; and

      *     All other fees, including tax compliance, of $19,500.

===========================================================================
The Board of Directors unanimously recommends a vote "FOR" the ratification of the appointment of Wolf & Company, P.C. as independent public accountants for Westborough Financial Services.
===========================================================================

                           ADDITIONAL INFORMATION

INFORMATION ABOUT SHAREHOLDER PROPOSALS

      Under the proxy solicitation regulations of the SEC, if you wish to submit a proposal to be included in our proxy statement for the 2003 Annual Meeting, we must receive it by August 29, 2002. SEC rules contain standards as to whether shareholder proposals are required to be included in the proxy statement. Any such proposal will be subject to 17 C.F.R. [SECTION] 240.14a-8 of the rules and regulations promulgated by the SEC.

      In addition, under Westborough Financial Services's Bylaws, if you wish to bring other business before an annual meeting (which is not included in the proxy statement for the 2003 Annual Meeting), you must be a shareholder of record and have given timely notice in writing to the Clerk of Westborough Financial Services according to the procedures set forth in our Bylaws.

                                       By Order of the Board of Directors,

                                       /s/ John L. Casagrande

                                       John L. Casagrande
                                       Clerk

Westborough, Massachusetts
December 28, 2001

===========================================================================
To assure that your shares are represented at the Annual Meeting, please complete, sign, date and promptly return the accompanying proxy card in the postage-paid envelope provided.
===========================================================================

                                                                 Appendix A
                                                                 ----------

Article IX of the Westborough Financial Services, Inc. 2001 Stock Option Plan Additional Provisions Subject to Further Shareholder Approval

         Section 9.1  Accelerated Vesting Upon Retirement or Change in Control.

      Notwithstanding anything in the Plan to the contrary, but subject to section 9.3: (a) in the event that any Eligible Employee terminates service as an Employee of all Employers, or in the event that an Eligible Director terminates service as a voting member of all Employers' boards of directors, and such termination constitutes a Retirement, all Options outstanding to such holder on the date of his Retirement shall, to the extent not already exercisable, become exercisable upon Retirement; and (b) in the event of a Change in Control, all Options outstanding under the Plan on the date of the Change in Control shall, to the extent not already exercisable, become exercisable on the date of the Change in Control.

      Section 9.2  Discretion to Establish Vesting Schedules.

      Notwithstanding anything in the Plan to the contrary, but subject to section 9.3, section 5.5(b) shall apply in determining the exercisability of Options granted to Eligible Employees only if no different vesting schedule is established by the Committee and specified in the agreement evidencing an outstanding Option.

      Section 9.3  No Effect Prior to Shareholder Approval.

      Notwithstanding anything contained in this Article IX to the contrary, the provisions of this Article IX shall not be applied, and shall be of no force or effect, unless and until the shareholders of the Company shall have approved such provisions by affirmative vote of the holders of a majority of the Shares represented in person or by proxy and entitled to vote at a meeting of shareholders duly called and held after February 15, 2001.

                                                                 Appendix B
                                                                 ----------

         Article X of the Westborough Financial Services, Inc. 2001
                       Recognition and Retention Plan
        Additional Provisions Subject to Further Shareholder Approval

      Section 10.1  Accelerated Vesting Upon Retirement or Change in Control.

      Notwithstanding anything in the Plan to the contrary, but subject to section 10.3, unless otherwise determined by the Committee and specified in the Award Notice relating to an Award: (a) in the event that any Eligible Employee terminates service as an Employee of all Employers, or in the event that an Eligible Director terminates service as a voting member of all Employers' boards of directors, and such termination constitutes a Retirement, all Awards outstanding to such holder on the date of his Retirement shall, to the extent not already vested, become vested upon Retirement; and (b) in the event of a Change of Control, all Awards outstanding under the Plan on the date of the Change of Control shall, to the extent not already vested, become vested on the date of the Change of Control.

      Section 10.2  Discretion to Establish Vesting Schedules.

      Notwithstanding anything in the Plan to the contrary, but subject to section 10.3, section 7.1 shall apply in determining the vesting of Awards only if no different vesting schedule is established by the Committee and specified in the Award Notice.

      Section 10.3  No Effect Prior to Stockholder Approval.

      Notwithstanding anything contained in this Article X to the contrary, the provisions of this Article X shall not be applied, and shall be of no force or effect, unless and until the shareholders of the Company shall have approved such provisions by affirmative vote of the holders of a majority of the Shares represented in person or by proxy and entitled to vote at a meeting of shareholders duly called and held after February 15, 2001.

                                                            REVOCABLE PROXY

                    Westborough Financial Services, Inc.

       This proxy is solicited on behalf of the Board of Directors of
                    Westborough Financial Services, Inc.
            for the Annual Meeting of Stockholders to be held on
                         Thursday, January 31, 2002

      The undersigned stockholder of Westborough Financial Services, Inc. hereby appoints David E. Carlstrom, Walter A. Kinell, Jr., and Roger B. Leland, or each of them, with full powers of substitution, to attend and act as proxy for the undersigned and to vote all shares of common stock of Westborough Financial Services, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at the Wyndham Westborough Hotel located at 5400 Computer Drive, Westborough, Massachusetts 01581, on Thursday, January 31, 2002, at 3:00 p.m., local time, and at any adjournment or postponement thereof.

      This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If you do not give us any direction, this proxy will be voted FOR the proposals in Items 1, 2, 3 and 4.

                         (Continued on Reverse Side)


     PLEASE COMPLETE, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE
            AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.


The Board of Directors recommends            Please mark your vote as
a vote "FOR"each of the proposals            indicated in this example. [ ]
in Items 1, 2, 3 and 4.

                                             I will attend the annual
                                             meeting.   [X]

                                             (Please mark box if you plan
                                             to attend the annual meeting.)
                                             (Important: If your shares are
                                             not registered in your name,
                                             you will need additional
                                             documentation to attend the
                                             annual meeting.)

1.    Election of five directors for terms of three years each.

      Nominees:  Edward S. Bilzerian, Paul F. McGrath, Charlotte C. Spinney,
                 Phyllis A. Stone and James E. Tashijian.
                        FOR                       WITHHOLD
              all nominees (except as             for all
                otherwise indicated)              nominees
                        [ ]                         [ ]

Instruction: TO WITHHOLD AUTHORITY to vote for any individual nominee, write that nominee's name in the space provided:

___________________________________________________________________________
2. Approval of Article IX of the Westborough Financial Services, Inc. 2001 Stock Option Plan, allowing for, among other things, acceleration of vesting upon retirement or change in control.
                        FOR        AGAINST        ABSTAIN
                        [ ]          [ ]            [ ]

3.    Approval of Article X of the Westborough Financial Services, Inc.
      2001 Recognition and Retention Plan, allowing for, among other things, acceleration of vesting upon retirement or change in control.
                        FOR        AGAINST        ABSTAIN
                        [ ]          [ ]            [ ]

4. Ratify the appointment of Wolf & Company, P.C. as our independent public accountants for the fiscal year ending September 30, 2002.
                        FOR        AGAINST        ABSTAIN
                        [ ]          [ ]            [ ]

                                       The undersigned hereby acknowledges
                                       receipt of the Notice of Annual
                                       Meeting of Stockholders and the proxy
                                       statement for the annual meeting.

                                       (Signature(s)) _____________________

                                       Dated: ______________________, _____
                                       Please sign exactly as your name
                                       appears on this proxy.  Joint owners
                                       should each sign personally.  If
                                       signing as attorney, executor,
                                       administrator, trustee or guardian,
                                       please include your full title.
                                       Corporate or partnership proxies
                                       should be signed by an authorized
                                       officer.